                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                                (AMENDMENT NO. 1)

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 20, 2001 (June 5, 2001)

                            AMERICAN HEALTHWAYS, INC.
             (Exact Name of Registrant as Specified in its Charter)

           DELAWARE                    000-19364                 62-1117144
(State or other jurisdiction of       (Commission             (I.R.S. employer
incorporation or organization)        File Number)           identification no.)

     3841 GREEN HILLS VILLAGE DRIVE
          NASHVILLE, TENNESSEE                                     37215
(Address of principal executive offices)                         (Zip code)

                                 (615) 665-1122
              (Registrant's Telephone Number, Including Area Code)

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         This Form 8-K/A includes the following financial information required to be filed pursuant to Item 7 (Financial Statements, Pro Forma Information and Exhibits) of the Registrant's Current Report on Form 8-K dated June 15, 2001.

(a)      Financial Statements of Businesses Acquired:

         1.       Independent Auditors' Report.

         2. Balance Sheets of Empower Health, Inc. as of August 31, 2000 and May 31, 2001 (unaudited).

         3. Statements of Operations of Empower Health, Inc. for the period from March 21, 2000 (date of incorporation) to August 31, 2000, and for the nine months ended May 31, 2001 (unaudited).

         4. Statement of Changes in Stockholders' Equity of Empower Health, Inc. for the period from March 21, 2000 (date of incorporation) to August 31, 2000, and for the nine months ended May 31, 2001 (unaudited).

         5. Statements of Cash Flows of Empower Health, Inc. for the period from March 21, 2000 (date of incorporation) to August 31, 2000, and for the nine months ended May 31, 2001 (unaudited).

         6.       Notes to Financial Statements.

(b)      Pro Forma Information:

         1. Unaudited pro forma combined balance sheet of American Healthways, Inc. as of May 31, 2001 and statements of operations for the year ended August 31, 2000 and the nine months ended May 31, 2001.

         2. Notes to unaudited pro forma combined balance sheet and statements of earnings.

(c)      Exhibits:

         23.1     Consent of Deloitte & Touche LLP

INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Empower Health, Inc.
Nashville, Tennessee

We have audited the accompanying balance sheet of Empower Health, Inc. (the "Company"), as of August 31, 2000 and the related statements of operations, changes in stockholders' equity and cash flows for the period from March 21, 2000 (date of incorporation) to August 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of Empower Health, Inc. as of August 31, 2000, and the results of its operations and its cash flows for the period from March 21, 2000 (date of incorporation) to August 31, 2000 in conformity with accounting principles generally accepted in the United States of America.



/s/ DELOITTE & TOUCHE LLP

Nashville, Tennessee
August 1, 2001

                              EMPOWER HEALTH, INC.
                                 BALANCE SHEETS

                                                                               AUGUST 31,          MAY 31,
                                                                                 2000                2001
                                                                               ----------        -----------
                                                                                                 (UNAUDITED)
ASSETS

Property and equipment, net (note 2) ..................................        $   3,808         $     3,322
                                                                               ---------         -----------

              Total assets ............................................        $   3,808         $     3,322
                                                                               =========         ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Accrued liabilities ..............................................        $ 272,426         $    90,118
                                                                               ---------         -----------

              Total current liabilities ...............................          272,426              90,118
                                                                               ---------         -----------

Commitments and contingencies

Stockholders' equity (note 4):
     Common stock, $.01 par value, 1,000 shares authorized; 0 and
        999 (unaudited) shares issued and outstanding, respectively ...               --                  10
     Additional paid-in capital .......................................          498,315           2,111,887
     Retained earnings (deficit) ......................................         (766,933)         (2,198,693)
                                                                               ---------         -----------

              Total stockholders' equity (deficit) ....................         (268,618)            (86,796)
                                                                               ---------         -----------

              Total liabilities and stockholders' equity (deficit) ....        $   3,808         $     3,322
                                                                               =========         ===========

See accompanying notes to the financial statements.

                              EMPOWER HEALTH, INC.
                            STATEMENTS OF OPERATIONS

                                            PERIOD FROM
                                           MARCH 21, 2000             NINE MONTHS
                                       (DATE OF INCORPORATION)           ENDED
                                            TO AUGUST 31,               MAY 31,
                                                2000                     2001
                                       -----------------------        -----------
                                                                      (UNAUDITED)
Revenues .............................        $      --               $        --

Operating expenses:
     Contract labor ..................           51,852                    94,972
     Consulting fees .................          647,064                 1,134,546
     Travel and entertainment ........           63,491                    67,625
     Legal ...........................              654                   104,720
     Other operating expenses ........            3,754                    30,391
     Depreciation and amortization ...              118                       589
                                              ---------               -----------

         Total operating expenses ....          766,933                 1,432,843
                                              ---------               -----------

         Loss from operations ........         (766,933)               (1,432,843)

Interest income ......................               --                     1,083
                                              ---------               -----------

Net loss .............................        $(766,933)              $(1,431,760)
                                              =========               ===========

See accompanying notes to the financial statements.

                              EMPOWER HEALTH, INC.
                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                                        ADDITIONAL         RETAINED
                                            COMMON       PAID-IN           EARNINGS
                                            STOCK        CAPITAL           (DEFICIT)             TOTAL
                                            ------      ----------        -----------         -----------
Balance, March 21, 2000
  (date of incorporation) ...........        $--        $       --        $        --         $        --

Capital contribution ................         --           498,315                 --             498,315

Net loss ............................         --                --           (766,933)           (766,933)
                                             ---        ----------        -----------         -----------

Balance, August 31, 2000 ............         --           498,315           (766,933)           (268,618)

Issuance of common stock ............         10                --                 --                  10

Capital contribution ................         --         1,613,572                 --           1,613,572

Net loss ............................         --                --         (1,431,760)         (1,431,760)
                                             ---        ----------        -----------         -----------

Balance, May 31, 2001 (unaudited) ...        $10        $2,111,887        $(2,198,693)        $   (86,796)
                                             ===        ==========        ===========         ===========

See accompanying notes to the financial statements.

                              EMPOWER HEALTH, INC.
                            STATEMENTS OF CASH FLOWS

                                                                      PERIOD FROM
                                                                     MARCH 21, 2000              NINE MONTHS
                                                                 (DATE OF INCORPORATION)            ENDED
                                                                      TO AUGUST 31,                MAY 31,
                                                                          2000                       2001
                                                                 -----------------------         -----------
                                                                                                 (UNAUDITED)
Cash flows from operating activities:
   Net loss .............................................               $(766,933)               $(1,431,760)
    Depreciation and amortization .......................                     118                        589
    Increase (decrease) in accrued liabilities ..........                 272,426                   (182,308)
                                                                        ---------                -----------
      Net cash flows used in operating activities .......                (494,389)                (1,613,479)
                                                                        ---------                -----------

Cash flows from investing activities:
    Purchase of property and equipment ..................                  (3,926)                      (103)
                                                                        ---------                -----------
      Net cash flows used in investing activities .......                  (3,926)                      (103)
                                                                        ---------                -----------

Cash flows from financing activities:
    Proceeds from issuance of common stock ..............                      --                         10
    Capital contributions ...............................                 498,315                  1,613,572
                                                                        ---------                -----------
      Net cash flows provided by financing activities ...                 498,315                  1,613,582
                                                                        ---------                -----------

Net increase (decrease) in cash and cash equivalents ....                      --                         --

Cash and cash equivalents, beginning of period ..........                      --                         --
                                                                        ---------                -----------

Cash and cash equivalents, end of period ................               $      --                $        --
                                                                        =========                ===========

See accompanying notes to the financial statements.

                              EMPOWER HEALTH, INC.
                          NOTES TO FINANCIAL STATEMENTS
      PERIOD FROM MARCH 21, 2000 (DATE OF INCORPORATION) TO AUGUST 31, 2000
                 AND NINE MONTHS ENDED MAY 31, 2001 (UNAUDITED)

(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A.       ORGANIZATION AND NATURE OF OPERATIONS

         Empower Health, Inc. (the "Company") was incorporated on March 21, 2000 for the purpose of creating a care management company through strategy development, market research, and establishing key relationships with health plans and providers of health care services. The Company's operations were totally funded by its majority stockholders. These amounts have been reflected as capital contributions in the accompanying financial statements. The Company elected to be taxed as a subchapter S corporation under the provisions of the Internal Revenue Code.

B.       BASIS OF PRESENTATION

         The accompanying financial statements have been prepared under the accrual basis of accounting.

C.       PROPERTY AND EQUIPMENT

         Property and equipment are stated at cost. Depreciation for equipment and furniture and fixtures is recognized over useful lives of five years.

D.       MANAGEMENT ESTIMATES

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

E.       RECENT ACCOUNTING PRONOUNCEMENTS

         In June 1998, the Financial Accounting Standards Board Issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities." The Company adopted this pronouncement on September 1, 2000, which had no impact on the Company's financial statements.

F.       UNAUDITED INTERIM INFORMATION

         The unaudited interim financial statements include all adjustments, consisting only of normal recurring adjustments, which management considers necessary for a fair presentation of the financial position and results of operations of the Company. The results of operations the nine months ended May 31, 2001 are not necessarily indicative of the results that may be expected for a full year.

(2)      PROPERTY AND EQUIPMENT

         Property and equipment at August 31, 2000 and May 31, 2001 are as follows:

                                                    AUGUST 31,       MAY 31,
                                                      2000             2001
                                                    ----------     -----------
                                                                   (UNAUDITED)
         Office equipment ...................        $ 3,926         $ 4,029
                                                     -------         -------

              Total cost ....................          3,926           4,029

         Accumulated depreciation ...........           (118)           (707)
                                                     -------         -------

              Property and equipment, net ...        $ 3,808         $ 3,322
                                                     =======         =======

(3)      RELATED PARTY TRANSACTIONS

         The chief executive officer, who is a minority stockholder of the Company, is also a majority stockholder in, and chief executive officer of, New Paradigm Ventures ("NPV"), an entity which performed consulting services for the Company. The Company's transactions with this entity amounted to $647,064 and $664,923, consisting of fees paid for services, for the period from March 21, 2000 to August 31, 2000 and for the nine months ended May 31, 2001, respectively. At August 31, 2000 and May 31, 2001, amounts due to this entity totaled $270,411 and $-0-, respectively.

         The Company also reimbursed certain stockholders for certain expenses incurred related to the development of the Company which amounted to $31,720 and $36,595 for the period from March 21, 2000 to August 31, 2000 and for the nine months ended May 31, 2001, respectively.

(4)      STOCKHOLDERS' EQUITY

         During fiscal 2001, the Company issued 999 shares of Common Stock, $.01 par value at par, which were outstanding as of May 31, 2001.

(5)      SUBSEQUENT EVENT (UNAUDITED)

         On June 5, 2001, the Company and American Healthways, Inc. announced the merger of the Company with and into American Healthways, Inc. Under the terms of the agreement, the Company's stockholders exchanged 999 issued and outstanding shares of its common stock for 115,000 shares of $.001 par value common stock of American Healthways, Inc. valued at approximately $3,032,000. The terms of the definitive merger agreement provide for contingent consideration up to an additional 355,000 shares to be issued if American Healthways, Inc.'s average closing stock price exceeds certain targeted levels from October 1, 2001 to September 30, 2006.

                            AMERICAN HEALTHWAYS, INC.
    UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION BASIS OF PRESENTATION

         The unaudited pro forma combined statements of operations of American Healthways, Inc. for the year ended August 31, 2000 and nine months ended May 31, 2001, are presented to show the effects of the acquisition of Empower Health, Inc. as if it had occurred on September 1, 1999. The unaudited pro forma combined balance sheet reflects the pro forma balance sheet of American Healthways, Inc. as if the acquisition had occurred as of May 31, 2001. The pro forma information is based on the historical financial statements of American Healthways, Inc. and Empower Health, Inc., giving effect to the acquisition under the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the pro forma combined financial information. The allocation of the purchase price is preliminary, but management does not believe it will change materially.

         The unaudited pro forma financial information does not purport to represent what American Healthways, Inc. results of operations would actually have been had the transactions and probable transactions in fact occurred on the dates indicated above, nor to project American Healthways, Inc. financial position or results of operations for any future date or period. In the opinion of American Healthways, Inc. management, all adjustments necessary for a fair presentation have been made. This unaudited pro forma financial information should be read in conjunction with the accompanying notes and the consolidated financial statements of American Healthways, Inc. and the related notes included in American Healthways, Inc. 2000 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the quarter ended May 31, 2001.

                            AMERICAN HEALTHWAYS, INC.
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                  MAY 31, 2001
                      (All amounts expressed in thousands)

                                                                                                                    PRO-FORMA
                                                                              EMPOWER          PRO-FORMA             COMBINED
                                                           HISTORICAL       HEALTH, INC.      ADJUSTMENTS             TOTALS
                                                           ----------       ------------      -----------           ---------
Current Assets:
   Cash and cash equivalents ......................          $ 9,064          $    --           $  (846)(1)          $  8,218
   Accounts receivable, net .......................            5,162               --                --                 5,162
   Other current assets ...........................            2,016               --                --                 2,016
   Deferred tax assets ............................              724               --                --                   724
                                                             -------          -------           -------              --------

    Total current assets ..........................           16,966               --              (846)               16,120

Property and equipment, net .......................           13,582                3                --                13,585
Long-term deferred tax assets .....................            2,132               --                --                 2,132
Other assets ......................................            1,500               --                --                 1,500
Intangible assets, net ............................           10,414               --             3,965                14,379
                                                             -------          -------           -------              --------

    Total assets ..................................          $44,594          $     3           $ 3,119              $ 47,716
                                                             =======          =======           =======              ========

Current Liabilities:
   Accounts payable ...............................          $ 1,806          $    --           $    --              $  1,806
   Accrued salaries and benefits ..................            4,001               --                --                 4,001
   Accrued liabilities ............................            1,319               90                --                 1,409
   Income taxes payable ...........................                1               --                --                     1
   Current portion of other
    long-term liabilities .........................              380               --                --                   380
                                                             -------          -------           -------              --------

     Total current liabilities ....................            7,507               90                --                 7,597

Other long-term liabilities .......................            3,253               --                --                 3,253

Stockholders' equity:
   Preferred Stock ................................               --               --                --                    --
   Common Stock ...................................                9               --                 1 (1)                10
   Additional paid-in capital .....................           25,340            2,112             3,031 (1)            28,371
                                                                                                 (2,112)(2)
   Retained earnings ..............................            8,485           (2,199)            2,199 (2)             8,485
                                                             -------          -------           -------              --------

     Total stockholders' equity ...................           33,834              (87)            3,119                36,866
                                                             -------          -------           -------              --------

     Total liabilities and stockholders' equity ...          $44,594          $     3           $ 3,119              $ 47,716
                                                             =======          =======           =======              ========

                            AMERICAN HEALTHWAYS INC.
               UNAUDITED PRO FORMA COMBINED STATEMENT OF EARNINGS
                       FOR THE YEAR ENDED AUGUST 31, 2000
           (All amounts expressed in thousands, except per share data)

                                                                                           PRO-FORMA
                                                           EMPOWER       PRO-FORMA         COMBINED
                                            HISTORICAL   HEALTH, INC.   ADJUSTMENTS         TOTALS
                                            ----------   ------------   -----------        ---------
Revenues ............................        $53,030        $  --         $  --            $ 53,030

Expenses:
   Salaries and benefits ............         34,975           52            --              35,027
   Other operating expenses .........         13,786          715            --              14,501
   Depreciation and amortization ....          3,621           --           276 (3)           3,897
   Interest .........................             22           --            --                  22
                                             -------        -----         -----            --------

       Total expenses ...............         52,404          767           276              53,447
                                             -------        -----         -----            --------

Income (loss) before income taxes ...            626         (767)         (276)               (417)

Income tax expense ..................            478           --          (342)(4)             136
                                             -------        -----         -----            --------

Net income (loss) ...................        $   148        $(767)        $  66            $   (553)
                                             =======        =====         =====            ========

Basic income (loss) per share .......        $  0.02                                       $  (0.07)
Diluted income (loss) per share .....        $  0.02                                       $  (0.07)

Weighted average common shares and
  equivalents:
     Basic ..........................          8,269                        115 (5)           8,384
     Diluted ........................          8,635                        115 (5)           8,750

                            AMERICAN HEALTHWAYS, INC.
               UNAUDITED PRO FORMA COMBINED STATEMENT OF EARNINGS
                     FOR THE NINE MONTHS ENDED MAY 31, 2001
           (All amounts expressed in thousands, except per share data)

                                                                                                        PRO-FORMA
                                                                  EMPOWER          PRO FORMA            COMBINED
                                               HISTORICAL       HEALTH, INC.      ADJUSTMENTS            TOTALS
                                               ----------       ------------      -----------           ---------
Revenues ............................           $52,694           $    --            $  --               $52,694

Expenses:
    Salaries and benefits ...........            31,420                95               --                31,515
    Other operating expenses ........            13,533             1,337               --                14,870
    Depreciation and amortization ...             3,888                 1              207 (3)             4,096
    Interest expense (income) .......                62                (1)              --                    61
                                                -------           -------            -----               -------

       Total expenses ...............            48,903             1,432              207                50,542
                                                -------           -------            -----               -------

Income (loss) before income taxes ...             3,791            (1,432)            (207)                2,152

Income tax expense ..................             1,649                --             (582)(4)             1,067
                                                -------           -------            -----               -------

Net income (loss) ...................           $ 2,142           $(1,432)           $ 375               $ 1,085
                                                =======           =======            =====               =======

Basic income per share ..............           $  0.26                                                  $  0.13
Diluted income per share ............           $  0.24                                                  $  0.12

Weighted average common shares and
  equivalents:
     Basic ..........................             8,368                                115 (5)             8,483
     Diluted ........................             9,065                                115 (5)             9,180

                            AMERICAN HEALTHWAYS, INC.
           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
                      (All amounts expressed in thousands)

         The accompanying pro forma combined balance sheet reflects the pro forma balance sheet of American Healthways, Inc. as if the acquisition of Empower Health, Inc. had occurred as of May 31, 2001. The accompanying pro forma combined statements of operations reflect the pro forma results of American Healthways, Inc. as if the acquisition of Empower Health Inc. had occurred on September 1, 1999.

PRO FORMA ADJUSTMENTS

1. To reflect the allocation of the purchase price (consisting of common stock valued at $3,032 and payment of acquisition related costs of $846) as follows:

              Fair value of liabilities assumed                                  $   (87)
              Intangible assets:
                  Non-compete agreements                                             400
                  Excess of cost over net assets of purchased companies            3,565
                                                                                 -------
                         Total purchase price                                    $ 3,878
                                                                                 =======

2.       To eliminate equity of purchased company.

3. To reflect additional amortization of identifiable intangible assets and excess of cost over net assets of purchased companies using the straight-line method of amortization and the following estimated useful lives: non-compete agreements - three years; excess of cost over net assets of purchased companies - twenty-five years.

         In July 2001, the Financial Accounting Standards Board issued SFAS No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets. SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001 and that the pooling-of-interest method is not longer allowed. SFAS No. 142 requires that upon adoption, amortization of goodwill will cease and instead, the carrying value of goodwill will be evaluated for impairment on an annual basis. Identifiable intangible assets will continue to be amortized over their useful lives. SFAS No. 142 is effective for fiscal years beginning after December 15, 2001; however, American Healthways, Inc. may elect early adoption of this statement on September 1, 2001, the beginning of its 2002 fiscal year. American Healthways, Inc. is evaluating the impact of the adoption of these standards on previously existing intangible assets and on intangible assets generated from the acquisition of Empower Health, Inc. and has not yet determined the effect of adoption on its financial position and results of operations.

4. To record estimated federal and state income tax benefit at a combined rate of 38%, as a result of the decrease in pro forma combined earnings before income taxes due to the operating losses before taxes of Empower Health, Inc. and the amortization of non-compete agreements. The remaining amortization expense of excess of cost over net assets of purchased companies is not considered deductible for income tax purposes.

5.       To reflect weighted average shares for stock issued in acquisition.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned thereunto duly authorized.



                            AMERICAN HEALTHWAYS, INC.



Date: August 20, 2001       By: /s/ Henry D. Herr
                               --------------------------------------
                               HENRY D. HERR
                               Executive Vice President and
                               Chief Financial Officer
                               (Principal Financial and Duly Authorized Officer)

EXHIBIT INDEX

No.    Exhibit
---    -------
23.1   Consent of Independent Auditors